Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alpine Air Express, Inc. (the “Registrant”) on Form 10-QSB for the period ending April 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Eugene R. Mallette, Chief Executive Officer and Don T. Squire Jr., Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	6/12/07	By:	/s/Eugene R. Mallette
Eugene R. Mallette
Chief Executive Officer

Date:	6/12/07	By:	/s/Don T. Squire Jr.
Don T. Squire Jr.
Chief Financial Officer